Exhibit 4.11


                            LONGVIEW FIBRE COMPANY

                                      AND

                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                                (Rights Agent)



                               RIGHTS AGREEMENT



                           Dated as of March 1, 1999




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                                                         TABLE OF CONTENTS
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                                                                                                                Page
Section 1.        Certain Definitions.............................................................................1
Section 2.        Appointment of Rights Agent.....................................................................6
Section 3.        Issue of Rights Certificates....................................................................6
Section 4.        Form of Rights Certificates.....................................................................7
Section 5.        Countersignature and Registration...............................................................8
Section 6.        Transfer, Split Up, Combination and Exchange of Rights Certificates;
                  Mutilated, Destroyed, Lost or Stolen Rights Certificates........................................9
Section 7.        Exercise of Rights; Purchase Price; Expiration Date of Rights...................................9
Section 8.        Cancellation and Destruction of Rights Certificates............................................11
Section 9.        Reservation and Availability of Capital Stock..................................................12
Section 10.       Common Stock Record Date.......................................................................13
Section 11.       Adjustment of Purchase Price, Number and Kind of Shares or Number Of
                  Rights.........................................................................................13
Section 12.       Certificate of Adjusted Purchase Price or Number of Shares.....................................20
Section 13.       Consolidation, Merger or Sale or Transfer of Assets or Earning Power...........................20
Section 14.       Fractional Rights and Fractional Shares........................................................23
Section 15.       Rights of Action...............................................................................24
Section 16.       Agreement of Rights Holders....................................................................25
Section 17.       Rights Certificate Holder Not Deemed a Stockholder.............................................25
Section 18.       Concerning the Rights Agent....................................................................26
Section 19.       Merger or Consolidation or Chance of Name of Rights Agent......................................26
Section 20.       Duties of Rights Agent.........................................................................27
Section 21.       Change of Rights Agent.........................................................................29
Section 22.       Issuance of New Rights Certificates............................................................29
Section 23.       Redemption and Termination.....................................................................30
Section 24.       Exchange.......................................................................................31
Section 25.       Transition from Prior Rights Agreement.........................................................32
Section 26.       Notice of Certain Events.......................................................................33
Section 27.       Notices........................................................................................34
Section 28.       Supplements and Amendments.....................................................................34
Section 29.       Successors.....................................................................................35
Section 30.       Determinations and Actions by the Board of Directors, etc......................................35
Section 31.       Benefits of this Agreement.....................................................................35
Section 32.       Severability...................................................................................36
Section 33.       Governing Law..................................................................................36
Section 34.       Counterparts...................................................................................36
Section 35.       Descriptive Headings...........................................................................36
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                               RIGHTS AGREEMENT
                               ----------------

                  RIGHTS AGREEMENT, dated as of March 1, 1999 (the "Agreement"), between Longview Fibre Company, a Washington corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company (the "Rights Agent").

                  On January 26, 1999 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one common share purchase right for each share of Common Stock (as hereinafter defined) of the Company outstanding at the Close of Business on March 1, 1999 (the "Record Date"), and has authorized the issuance of one right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11 hereof) for each share of Common Stock of the Company issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date (as hereinafter defined), each right initially representing the right to purchase one-tenth of one share of Common Stock of the Company upon the terms and subject to the conditions hereinafter set forth (the "Rights");

                  Therefore, in consideration of the promises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the-meanings indicated:

                  (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 10% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan or (iv) any Approved Group.

                           (i) No Person shall become an "Acquiring Person" as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 10% or more of the shares of Common Stock of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 10% or more of the shares of Common Stock of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of Common Stock of the Company, then such Person shall be deemed to be an "Acquiring Person" hereunder; and

                           (ii) If the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person" as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person" (as defined pursuant to the foregoing provisions of this paragraph (a)), then such Person shall not be deemed to be an "Acquiring Person" for any purpose of this Agreement.

                  (b) "Act" shall mean the Securities Act of 1933, as amended and in effect on the date of this Agreement.

                  (c) "Adjustment Event" shall mean any Section 11(a)(ii) Event or any Section 13 Event.

                  (d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement (the "Exchange Act").

                  (e) "Approved Group" shall mean any group which includes any member of the Founding Families if a majority of the shares of Common Stock beneficially owned by the members of such group (such beneficial ownership including the right to vote such shares) are beneficially owned by a member or members of the Founding Families.

                  (f) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

                           (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of Rights at any time prior to the occurrence of an Adjustment Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of an Adjustment Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the "Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

                           (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy or written consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                           (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or written consent as described in the proviso to subparagraph (ii) of this paragraph (e)) or disposing of any voting securities of the Company; provided, however, that nothing in this paragraph (e) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition and provided further that in no case, for the purpose of determining that a Person is an Acquiring Person, shall an officer or director of the Company be deemed (A) the Beneficial Owner of any securities beneficially owned by another officer or director of the Company solely by reason of actions undertaken by such Persons in their capacity as officers or directors of the Company or (B) the Beneficial Owner of securities held of record by the trustee of any employee benefit plan of the Company or any Subsidiary of the Company for the benefit of any employee of the Company or any Subsidiary of the Company, other than the officer or director, by reason of any influence that such officer or director may have over the voting of the securities held in the plan;

Notwithstanding anything in this definition of "Beneficial Owner" and "beneficially own" to the contrary, the phrase "then outstanding," when used with reference to a Person who is the Beneficial Owner of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to beneficially own hereunder.

                  (g) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York or Ridgefield Park, New Jersey are authorized or obligated by law or executive order to close.

                  (h) "Close of Business" on any given date shall mean 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

                  (i) "Common Stock" shall mean, when used with reference to the Company, the shares of common stock of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

                  (j) "Common Stock Equivalents" shall have the meaning set forth in Section 11(a)(iii) hereof.

                  (k) "Current Market Price" shall have the meaning set forth in Section 11(d) hereof.

                  (l) "Current Value" shall have the meaning set forth in
Section 11(a)(iii) hereof.

                  (m) "Distribution Date" shall have the meaning set forth in
Section 3(a) hereof.

                  (n) "Exchange Act" shall have the meaning set forth in
Section 1(d) hereof.

                  (o) "Exchange Ratio" shall have the meaning set forth in
Section 24 hereof.

                  (p) "Expiration Date" shall have the meaning set forth in
Section 7(a) hereof.

                  (q) "Final Expiration Date" shall mean the Close of Business on March 1, 2009.

                  (r) "Founding Families" shall mean any descendant of H. L. Wollenberg or M. A. Wertheimer or the spouse of any such descendant, any trust or other arrangement for the benefit of any such descendant or the spouse of any such descendant or any charitable organization established by any such descendant or the spouse of any such descendant.

                  (s) "NASDAQ" shall have the meaning set forth in Section 11
(d) hereof.

                  (t) "Offering Person" shall mean any Person (other than (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan or (iv) the Approved Group) who alone or together with its Affiliates and Associates, shall announce (within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act) a tender or exchange offer, if upon consummation thereof, such Person would be the Beneficial Owner of 10% or more of the shares of Common Stock then outstanding.

                  (u) "Person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity.

                  (v) "Principal Party" shall have the meaning set forth in
Section 13(b) hereof.

                  (w) "Prior Agreement Right" shall have the meaning set forth in Section 25 hereof.

                  (x) "Prior Rights Agreement" shall mean the Rights Agreement, dated as of March 1, 1989, as amended, between the Company and The Bank of California, N.A. (as rights agent and succeeded in such capacity by ChaseMellon Shareholder Services, L.L.C.).

                  (y) "Purchase Price" shall have the meaning set forth in
Section 7(b) hereof.

                  (z) "Record Date" shall have the meaning set forth in the recitals to this Agreement.

                  (aa) "Redemption Date" shall have the meaning set forth in
Section 7(a)
hereof.

                  (bb) "Redemption Price" shall have the meaning set forth in
Section 23(a) hereof.

                  (cc) "Rights" shall have the meaning set forth in the recitals to this Agreement.

                  (dd) "Rights Certificates" shall have the meaning set forth in Section 3(a) hereof.

                  (ee) "Rights Dividend Declaration Date" shall have the meaning set forth in the recitals to this Agreement.

                  (ff) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii)(A) or (B) hereof.

                  (gg) "Section 11(a)(ii) Adjustment Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

                  (hh) "Section 13 Event" shall mean any event described in clause (x), (y) or (z) of Section 13(a) hereof.

                  (ii) "Spread" shall have the meaning set forth in Section 11(a)(iii) hereof.

                  (jj) "Stock Acquisition Date" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

                  (kk) "Subsidiary" shall mean, with reference to any Person, any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

                  (ll) "Substitution Period" shall have the meaning set forth in Section 11(a)(iii) hereof.

                  (mm) "Summary of Rights" shall have the meaning set forth in
Section 3(b) hereof.

                  (nn) "Trading Day" shall have the meaning set forth in
Section 11 (d) hereof.

         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

         Section 3. Issue of Rights Certificates.

                  (a) Until the earlier of (i) the Stock Acquisition Date or
(ii) the Close of Business on the tenth Business Day after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan or the Approved Group) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 10% or more of the shares of Common Stock then outstanding (the earliest of (i) and (ii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Company will notify the Rights Agent of the occurrence thereof and will request the transfer agent of the Common Stock to provide the Rights Agent with a shareholder list. As soon as practicable after the Rights Agent receives such notice and list, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit A hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

                  (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Common Stock, in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), by first-class postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, and the registered holders of the Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock.

                  (c) Rights shall be issued in respect of all shares of Common Stock which are issued after the Record Date but prior to the earliest of the Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights, and shall bear the following legend:

                            This certificate also evidences and entitles the
                   holder hereof to certain Rights as set forth in the Rights Agreement between Longview Fibre Company (the "Company") and ChaseMellon Shareholder Services, L.L.C. dated as of March 1, 1999 (the "Rights Agreement'), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the earliest of (i) the Distribution Date, (ii) the Redemption Date or (iii) the Expiration Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. In the event that the Company purchases or acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock which are no longer outstanding.

         Section 4. Form of Rights Certificates.

                  (a) The Rights Certificates (and the Form of Election to Purchase and of Assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (which do not affect the duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the Purchase Price, but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

(b) Any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights Beneficially Owned by any Person known to be:
(i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person,
(ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, agreement, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible and provided that the Company shall have notified the Rights Agent that this Section 4(b) applies) the following legend, modified as applicable to apply to such Person:

                   The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

         Section 5. Countersignature and Registration.

                  (a) The Rights Certificates shall be executed on behalf of the Company by its Chief Executive Officer, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose useless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates nevertheless may be countersigned by the Rights
Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

                  (b) Following the Distribution Date and receipt by the Rights Agent of the notice and list of record holders of Rights referred to in
Section 3(a), the Rights Agent will keep or cause to be kept, at its office designated pursuant to Section 27 hereof or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the certificate number and the date of each of the Rights Certificates.

         Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates, Mutilated, Destroyed, Lost or Stolen Rights Certificates.

                  (a) Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Expiration Date, any Rights Certificate or Certificates (other than Rights Certificates representing Rights that may have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates entitling the registered holder to purchase a like number of shares of Common Stock or, following an Adjustment Event, other securities, cash or other assets, as the case may be, as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the Form of Assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof or a bond as the Company or Rights Agent shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates. The Rights Agent may require the Corporation or the Person entitled to such Rights Certificate to provide evidence that such payment has been made prior to countersigning and delivering any Rights Certificates pursuant to this paragraph.

                  (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction of indemnity arrangements or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

         Section 7. Exercise of Rights; Purchase Price; Expiration Date of
Rights.

                  (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one-tenth of one share of Common Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earliest of (i) the Final Expiration Date, or (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date") and (iii) the time at which such Rights are exchanged as provided in Section 24 hereof (such earliest date being referred to herein as the "Expiration Date"); provided, however, that if the number of Rights exercised would entitle the holder thereof to receive any fraction of a Common Share greater than one-tenth of one share, the holder thereof shall not be entitled to exercise such Rights unless such holder concurrently purchases from the Company (and in such event the Company shall sell to such holder), at a price in proportion to the Purchase Price, an additional fraction of a Common Share which, when added to the number of Common Shares to be received upon such exercise, will equal an integral number of Common Shares.

                  (b) The Purchase Price for each whole share of Common Stock pursuant to the exercise of a Right shall initially be $50 (equivalent to $5 for each one-tenth of one share), and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

                  (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment of the Purchase Price for the shares of Common Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable tax or governmental charge, the Rights Agent shall, subject to
Section 20(k) hereof, thereupon promptly (i) requisition from any transfer agent of the shares of Common Stock certificates for the total number of shares of Common Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made by certified bank check cashier's check, bank draft or money order payable to the order of the Company except that, if so provided by the Board of Directors of the Company, the payment of the Purchase Price following the occurrence of a Section 11(a)(ii) Event and until the first occurrence of a Section 13 Event may be made wholly or in part by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of Common Shares of the Company equal to the then Purchase Price divided by the closing price (as determined pursuant to Section 11 (d) hereof) per share of Common Stock on the Trading Day immediately preceding the date of such exercise. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution to the Rights Agent, if and when necessary to comply with this Agreement.

                  (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of
Section 6 and Section 14 hereof.

                  (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of an Adjustment Event any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person (ii) a transferee of an Acquiring Person (or of any such Associate of Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, agreement, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall notify the Rights Agent when this Section (7)(e) applies and shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Rights Certificates or other Person as a result of the Company's failure to make any determinations with respect to an Acquiring Person or any of their respective Affiliates, Associates or transferees hereunder.

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

         Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation, and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9. Reservation and Availability of Capital Stock.

                  (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with
Section 7.

                  (b) So long as the shares of Common Stock issuable and deliverable upon the exercise of the Rights are listed on any national securities or stock exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Common Stock reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                  (c) The Company shall use its best efforts (i) to file, as soon as practicable following the first occurrence of one of the transactions described in Section 11(a)(ii) on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with
Section 1l(a)(iii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) to cause such registration statement to become effective as soon as practicable after such filing and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company also shall take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercise of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety
(90) days after the date set forth in clause (i) of the first sentence of this
Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may, by issuing a public announcement, temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. The Company shall notify the Rights Agent whenever it makes a public announcement pursuant to this Section 9(c) and provide the Rights Agent with a copy of the announcement. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction, unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement has been declared effective.

                  (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable.

                  (e) The Company further covenants and agrees that it will pay when due and payable any and all taxes and governmental charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any certificates for Common Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of shares of Common Stock (or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for shares of Common Stock upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         Section 10. Common Stock Record Date. Each Person in whose name any certificate for shares of Common Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable taxes and governmental charges) was made. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including without limitation, the right to vote, to receive dividends or other distributions or to exercise any Preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. Adjustment of Purchase Price, Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a)(ii) hereof.

                           (ii) Subject to Section 24 of this Agreement, in the event:

                                (A) any Person (other than (1) the Company,
         (2) any Subsidiary of the Company, (3) any employee benefit plan of the Company or of any Subsidiary of the Company or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan or (4) an Approved Group), alone or together with its Affiliates and Associates, shall, at any time after the date of this Agreement, become an Acquiring Person, or

                                (B) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, (1) shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and shares of Company Common Stock shall remain outstanding and unchanged, (2) shall, in one or more transactions, other than in connection with the exercise of Rights or in connection with the exercise or conversion of securities exercisable or convertible into capital stock of the Company or any of its Subsidiaries, transfer any assets to the Company or any of its Subsidiaries in exchange (in whole or in part) for shares of any class of capital stock of the Company or any of its Subsidiaries or for securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its subsidiaries (other than any part of a pro rata distribution to all holders of Common Shares), (3) shall sell purchase, lease, exchanger mortgage, pledge, transfer or otherwise dispose (in one or more transactions), to, from or with, as the case may be, the Company or any of its Subsidiaries, assets, including securities, on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's-length negotiation with an unaffiliated third-party, (4) shall receive any compensation from the Company or any of the Company's Subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its Subsidiaries') past practices, (5) shall receive the benefit, directly or indirectly (except proportionately as a stockholder), of any loan advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries, or (6) commences a tender offer or exchange offer for securities of the Company or any of its Subsidiaries, then, promptly following the first occurrence of a Section 11(a)(ii) Event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof in accordance with the terms of this Agreement (and upon payment of the Purchase Price set forth in this Section 11(a)(ii)), such number of shares of Common Stock of the Company as shall equal the result obtained by dividing the then current Purchase Price for each whole share of Common Stock issuable pursuant to the exercise of the Rights immediately prior to the first occurrence of a Section 11(a)(ii) Event (which, following such first occurrence and subject to further adjustment in accordance with this Agreement, shall thereafter be the "Purchase Price" for each Right and for all purposes of this Agreement), by 50% of the Current Market Price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such number of shares, the "Adjustment Shares").

                           (iii) In the event that the number of shares of Common Stock which are authorized by the Company's Articles of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall:
         (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company has deemed to have the same value as shares of Common Stock (such shares of preferred stock, "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and
         (y) the date on which the Company's right of redemption pursuant to
         Section 23(a) expires (the latest of (x) and (y) being referred to herein as the "Section 11(a)(ii) Adjustment Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the
         Section 11(a)(ii) Adjustment Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement, with notice and copy thereof to the Rights Agent, stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, with notice and a copy thereof to the Rights Agent. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of the Common Stock on the Section 11(a)(ii) Adjustment Date and the value of any "Common Stock Equivalent" shall be deemed to have the same value as the Common Stock on such date.

                  (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share of Common Stock (or having a conversion price per share, if a security convertible into Common Stock) less than the Current Market Price (as determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to and not including such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of additional shares of Common Stock for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (c) In case the Company shall fix a record date for a distribution to all holders of the Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or dividend payable in Common Stock), or subscription rights or warrants (excluding those referred to in
Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Common Stock and the denominator of which shall be such Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Common Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

                  (d) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to and not including such date, and for purpose of computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following and not including such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "Current Market Price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average or the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "Current Market Price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                  (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest one-thousandth of a share of Common Stock as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

                  (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and (m), and the
provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Stock shall apply on like terms to any such other shares.

                  (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock calculated to the nearest one ten-thousandth of a share of Common Stock obtained by (i) multiplying (x) the number of shares of Common stock covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment of the number of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment of the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement, with notice and copy thereof to the Rights Agent, of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustments and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                  (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of shares of Common Stock which were expressed in the initial Rights Certificates issued hereunder.

                  (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the par value of the shares of Common Stock issuable upon exercise of the Rights, the company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable such number of shares of common stock at such adjusted Purchase Price.

                  (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect, with notice of such election to the Rights Agent, to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

                  (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any
(i) consolidation or subdivision of the Common Stock, (ii) issuance wholly for cash of any shares of Common Stock at less than the Current Market Price,
(iii) issuance wholly for cash of shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such stockholders.

                  (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than a Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, sale or transfer, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

                  (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 28 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief and reasonably detailed statement of the facts and computation accounting for such adjustment, (b) promptly file with the Rights Agent, and with the transfer agent for the Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 26 hereof. Notwithstanding the foregoing sentence, the failure by the Company to make such certification or give such notice shall not affect the validity of, or the force or effect of the requirement for, such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty with respect to and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such a certificate.

         Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

                  (a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof) (any such event being a "Section 13 Event"), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, except as provided in
Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by dividing the then current Purchase Price for each whole share of Common Stock issuable pursuant to the exercise of the Rights immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a
Section 13 Event, the then current Purchase Price for each whole share of Common Stock issuable pursuant to the exercise of the Rights immediately prior to the first occurrence of a Section 11(a)(ii) Event) (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement), by 50% of the Current Market Price (determined pursuant to Section 11(d) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party following the first occurrence of a Section 13 Event;
(iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 1l(a)(ii) hereof shall be of no effect following the first occurrence of any
Section 13 Event.

                  (b) "Principal Party" shall mean:

                           (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), (A) the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of shares of Common Stock that has the highest aggregate Current Market Price (determined pursuant to Section 11(d)) and (B) if no securities are so issued, the Person that is the other party to such merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the highest aggregate Current Market Price (determined pursuant to Section 11(d)); and

                           (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets or earning power cannot be determined, whichever Person the Common Stock of which has the highest aggregate Current Market Price (determined pursuant to Section 11(d));

provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act ("Registered Common Stock"), or such Person is not a corporation, and such Person is a direct or indirect subsidiary of another Person that has Registered Common Stock outstanding, "Principal Party" shall refer to such other Person; and (2) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person that has Registered Common Stock outstanding, "Principal Party" shall refer to the ultimate parent entity of such first-mentioned Person; (3) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has Registered Common Stock outstanding, "Principal Party" shall refer to whichever of such other Persons is the issuer of the Registered Common Stock having the highest aggregate current per share market price (determined pursuant to Section 11(d)); and (4) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons has Registered Common Stock outstanding, "Principal Party" shall refer to whichever ultimate parent entity is the corporation having the greatest shareholders' equity or, if no such ultimate parent entity is a corporation, shall refer to whichever ultimate parent entity is the entity having the greatest net assets.

                  (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and
(b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer mentioned in paragraph (a) of this Section 13, the Principal Party will:

                           (i) prepare and file a registration statement, under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

                           (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

                  (d) In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its Articles of Incorporation or Bylaws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this
Section 13, shares of Common Stock of such Principal Party at less than the then Current Market Price per share (determined pursuant to Section 11(d)) or securities exercisable for, or convertible into, shares of Common Stock of such Principal Party at less than such then Current Market Price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the shares of Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been cancelled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

         Section 14. Fractional Rights and Fractional Shares.

                  (a) The Company shall not be required to issue fractional Rights, or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale take place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

                  (b) The Company shall not be required to issue fractional shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common stock. In lieu of fractional shares equal to one-tenth of one share or less of Common Stock, the Company shall pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein an amount in cash equal to the same fraction of the current market value of one share of Common Stock. Any exercise of Rights that would entitle the holder thereof to receive any fraction of a share greater than one-tenth of one share shall be governed by
Section 7(a) hereof. For purposes of this Section 14(b), the current price of a share of Common Stock (as determined pursuant to Section 11(d) hereof for the Trading Day immediately prior to the date of such exercise.

                  (c) Following the occurrence of an Adjustment Event, the Company shall not be required to issue fractional shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one-tenth of one share of Common Stock. For purposes of this Section 14(c) the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d) hereof for the Trading Day immediately prior to the date of such exercise).

                  (d) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

                  (e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas used in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under this Section 14 unless and until it shall have received such a certificate and sufficient monies.

         Section 15. Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to
Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

         Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;

                  (b) after the Distribution Date, the Rights certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

                  (c) subject to Section 6(a) and Section 7(e) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

                  (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree judgment or ruling lifted or otherwise overturned as soon as possible.

         Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of any shares Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 26 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18. Concerning the Rights Agent.

                  (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the preparation, execution, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including without limitation the costs and expenses of defending against any claim of liability in the premises.

                  (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with the acceptance and administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or documents believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

         Section 19. Merger or Consolidation or Change of Name of Rights
Agent.

                  (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Right Agent, shall be the successor to the Rights Agent under this Agreement without this execution or filing of any paper or any further act on the part of any of the parties hereto, provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                  (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases, such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         Section 20. Duties of Rights Agent. The Rights Agent undertakes only the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of, any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of "Current Market Price") be proved or established by the Company prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent for, and the Rights Agent shall incur no liability for or in respect of, any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not be under any liability or responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of the certificate described in Section 12 hereof setting forth any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization of reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock will, when so issued, be validly authorized and issued, fully paid and non-assessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered, or omitted by it in good faith in accordance with instructions of any such officer. The Rights Agent may conclusively rely on the most recent instructions given by any such officer.

                  (h) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person or legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued employment thereof.

                  (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it in good faith believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the Form of Assignment or Form of Election to Purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

                  (l) In no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including without limitation lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

         Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company, and to the transfer agent of the Common Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to the transfer agent of the Common Stock by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of the Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person or association organized and doing business under the laws of the United States or of any state of the United States as long as such Person is authorized to do business in any state of the United States, in good standing, and having an office in any state of the United States, which is subject to supervision or examination by federal or state Authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and the transfer agent of the Common Stock and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or, the appointment of the successor Rights Agent, as the case may be.

         Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the person to whom such Rights Certificate would be issued or would create a significant risk of or result in such options' or employee plans' or arrangements' failing to qualify for otherwise available special tax treatment, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         Section 23. Redemption and Termination.

                  (a) (i) The Board of Directors of the Company may, at its option, at any time prior to the earliest of (1) the Close of Business on the tenth Business Day following the Stock Acquisition Date (or if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth Business Day following the Record Date), (2) such time on or after the Stock Acquisition Date as there shall have occurred a Change in Control or (3) the Close of Business on the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price").

                           (ii) "Change of Control" shall mean:

                                (1) The acquisition (other than from the Company) by any Person (excluding, for this purpose, (i) the Company,
         (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan or (iv) the Approved Group) of beneficial ownership of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

                                (2) Approval by the stockholders of the
         Company, of a reorganization, merger consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

                  (b) In addition, the Board of Directors of the Company may, with notice to the Rights Agent, reinstate the right of redemption if, following the occurrence of a Stock Acquisition Date and following the expiration of the right of redemption hereunder but prior to any Adjustment Event, (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction or a series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries, which did not result in the occurrence of an Adjustment Event such that such Person is thereafter a Beneficial Owner of less than 10% of the outstanding shares of Common Stock, and (ii) there are no other Persons, immediately following the occurrence of the event described in clause (i) who are Acquiring Persons. Upon the occurrence of the foregoing, the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23.

                  (c) Notwithstanding the foregoing, if the Board of Directors approves a transaction that would constitute a Section 13 Event involving the Company and a Person or entity, other than an Acquiring Person or Offering Person, then the right of redemption shall be reinstated and may be exercised by the Board of Directors of the Company, at its option, at any time following such approval.

                  (d) Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of an event described in Section 11(a)(ii) until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the "Current Market Price," as defined in Section 11(d) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

                  (e) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holder of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by (in the case of notice to holders) mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the transfer agent for the Common Stock; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

         Section 24. Exchange. (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Company's Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of more than 50% of the Common Stock then outstanding.

                  (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of the holders of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice and notice to the Rights Agent of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

                  (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute common stock equivalents (as such term is defined in Section 11(a)(iii) hereof) for some or all of the shares of Common Stock exchangeable for Rights.

                  (d) In the event that there shall not be sufficient shares of Common Stock or common stock equivalents issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Stock or Common Stock Equivalents for issuance upon exchange of the Rights.

                  (e) The Company shall not be required to issue fractional shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional Common Stock, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Common Stock would otherwise be issued an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For the purposes of this paragraph (e), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this
Section 24.

         Section 25. Transition from Prior Rights Agreement. Notwithstanding anything in this Agreement to the contrary, if prior to the Close of Business on March 1, 1999, a "Distribution Date" shall have occurred under the Prior Rights Agreement and the Prior Rights shall not have been redeemed pursuant to
Section 23 of the Prior Rights Agreement and the Board of Directors shall not have exchanged the Prior Rights pursuant to Section 24 of the Prior Rights Agreement, then (i) the Rights shall be distributed to holders of the Prior Rights effective at the Close of Business on the Rights Dividend Declaration Date (without giving effect to the expiration of the Prior Rights at such date) who have not effectively exercised such Prior Rights, provided that no Person shall be entitled to receive Rights (or, if such Rights are received, to exercise Rights) to the extent that a transaction has occurred which would cause the Prior Rights held by such Person to be null and void or not exercisable pursuant to Section 7(e) of the Prior Rights Agreement.

         If, within the meaning of the Prior Rights Agreement, prior to the expiration of the Prior Rights (i) any Person shall become an "Acquiring Person," (ii) a "Distribution Date" shall have occurred or (iii) an "Adjustment Event" or other event shall have occurred which would, under the terms of the Prior Rights Agreement, with the passage of time, have given rise to the occurrence of a "Distribution Date" under the Prior Agreement but for the expiration of the Prior Rights Agreement, then the Company and the Rights Agent shall, if the Company so directs, supplement or amend the provisions of this Agreement (including this Section 25) without the approval of the holders of the Common Stock or the Prior Rights, in such manner as the Board of Directors of the Company shall in its sole discretion see fit to adjust the provisions of the Rights to provide and preserve the benefits to the holders of the Rights contemplated by this Agreement and the benefits to the holders of the Prior Rights contemplated by the Prior Rights Agreement, in the light of the circumstances prevailing at the time.

         Section 26. Notice of Certain Events.

                  (a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or (iv) to effect any consolidation or merger into or with any other Person other than a Subsidiary of the Company in a transaction which complies with Section 11(b) hereof, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and to each holder of a Rights Certificate in accordance with Section 27 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Common Stock for purposes of such other action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action of the date of participation therein by the holders of the shares of Common Stock whichever shall be the earlier.

                  (b) In case any of the events set forth in Section 11(a)(ii) hereof shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of the Rights Certificate, to the extent feasible and in accordance with Section 27 hereof a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof.

         Section 27. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           Longview Fibre Company
                           300 Fibre Way, P.O. Box 639
                           Longview, Washington 98632
                           Attention: Corporate Secretary

Subject to the provisions of Section 21, any notice of demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           ChaseMellon Shareholder Services, L.L.C.
                           85 Challenger Road
                           Ridgefield Park, NJ 07660-2108
                           Attention: General Counsel

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage pre-paid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 28. Supplements and Amendments. Prior to the Distribution Date and subject to the penultimate sentence of this Section 28, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 28, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person, or an Affiliate or Associate of any such Person); provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights and further provided that such supplement or amendment does not change or increase the Right Agent's duties or obligations. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 28, and, if requested by the Rights Agent, an opinion of counsel, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made after the Rights Dividend Declaration Date which changes the Redemption Price, the Purchase Price or the number of shares of Common Stock for which a Right is exercisable, or which changes the Final Expiration Date to a date before the Close of Business on March 1, 2009. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the Interests of the holders of Common Stock.

         Section 29. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 30. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (or, as set forth herein, certain specified members thereof) shall have the power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, but not limited to, a determination to redeem or not redeem the Rights or to amend this Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and (y) not subject the Board to any liability to the holders of the Rights. The Rights Agent may assume that the Company's Board of Directors acted in good faith in respect of all such calculations, interpretations and determinations performed under this Section 30.

         Section 31. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person other than the Company, the Rights Agent and the registered holders of the Rights Certificate (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

         Section 32. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated, with notice to Rights Agent, and shall not expire until the Close of Business on the twentieth day following the date of such determination by the Board of Directors of the Company.

         Section 33. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Washington and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State; except that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to the contracts made and to be performed entirely within such state.

         Section 34. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 35. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                     LONGVIEW FIBRE COMPANY

                                     /s/ L. J. Holbrook
                                     -----------------------------------------
                                     Name: L. J. Holbrook
                                     Title: Senior Vice President - Finance

                                     CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                                     -----------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                     LONGVIEW FIBRE COMPANY

                                     -----------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------
                                     CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                                     /s/ Asa Drew
                                     -----------------------------------------
                                     Name:    ASA DREW
                                     Title:  ASSISTANT VICE PRESIDENT

                                                                     Exhibit A
                         (Form of Rights Certificate)

 Certificate No. R-                                         ___________ Rights

NOT EXERCISABLE AFTER MARCH 1, 2009, OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]*

          *The portion of the legend in brackets shall be inserted only if applicable.

                              Rights Certificate

                            LONGVIEW FIBRE COMPANY

         This certifies that __________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of March 1, 1999 (the "Rights Agreement"), between Longview Fibre Company, a Washington corporation (the "Company"), and ChaseMellon Shareholder Securities, L.L.C. (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York City time) on March 1, 2009, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one-tenth of one fully paid, nonassessable share of Common Stock of the Company (the "Common Stock"), at a purchase price of $50 per whole share of Common Stock (the "Purchase Price") (equivalent to $5 for each one-tenth of one share) upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares of Common Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of March 1, 1999, based on the Common Stock as constituted at such date.

         Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement) (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, become an Acquiring Person, or an Affiliate or Associate of any such Person, such Rights shall automatically become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such
Section 11(a)(ii) Event.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Common Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Adjustment Events (as such term is defined in the Rights Agreement).

         In the circumstances described in Section 13 of the Rights Agreement, the securities issuable upon the exercise of the Rights evidenced hereby shall be the Common Stock or similar equity securities or equity interests of an entity other than the Company.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the office of the Company and are also available upon written request to the Company.

         The Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.0l per Right or may be exchanged in whole or in part for shares of Common Stock.

         No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement. No Rights may be exercised that would entitle the holder to any fractional share of Common Stock greater than one-tenth of one share unless concurrently therewith such holder purchases an additional fraction of a share of Common Stock which, when added to the number of shares of Common Stock to be received upon such exercise, equals an integral number of shares of Common Stock, as provided in the Rights Agreement.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of _______________, ____

ATTEST:                                       LONGVIEW FIBRE COMPANY
__________________________________            By________________________________
Name:_____________________________            Name:_____________________________
Title:____________________________            Title:____________________________

Countersigned:

CHASEMELLON SHAREHOLDER
SERVICES, L.L.C., as Rights Agent

By________________________________
Name:_____________________________
Title:____________________________

                 (Form of Reverse Side of Rights Certificate)

                              FORM OF ASSIGNMENT

               (To be executed by the registered holder if such
              holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED_____________________________________________________________

hereby sells, assigns and transfers unto_______________________________________
_______________________________________________________________________________
                 (Please print name and address of transferee)

_______________________________________________________________________________

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Date:  _______________, ____.
                                              _________________________________
                                              Signature

Signature Guaranteed:

         Signatures must be guaranteed by a member firm of a national securities exchange, a member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States or another eligible guarantor institution (as defined pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended).

                                  Certificate
                                  -----------

                   The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.

Date:_______________, ____

                                              _________________________________
                                              Signature

Signature Guaranteed:

                                    NOTICE
                                    ------

         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

           (Form of Reverse Side of Rights Certificate - continued)

                         FORM OF ELECTION TO PURCHASE

                     (To be executed if holder desires to
            exercise Rights represented by the Rights Certificate.)

To Longview Fibre Company:

         The undersigned hereby irrevocably elects to exercise________________ Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number

_______________________________________________________________________________
                        (Please print name and address)

_______________________________________________________________________________

If the number of Rights being exercised hereunder would entitle the undersigned to receive any fraction of a share of Common Stock greater than one-tenth of one share, the undersigned is concurrently herewith purchasing an additional fraction of a share of Common Stock which, when added to the number of shares of Common Stock issuable upon the exercise of such Rights, equals an integral number of shares of Common Stock.

         If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


_______________________________________________________________________________
                        (Please print name and address)

_______________________________________________________________________________

_______________________________________________________________________________

Date:_______________, ____

                                              _________________________________
                                              Signature

Signature Guaranteed:

          Signatures must be guaranteed by a member firm of a national securities exchange, a member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States or another eligible guarantor institution (as defined pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended).

                                  Certificate
                                  -----------

                   The undersigned hereby certifies by checking the appropriate boxes that:

          (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Person.

Date:_______________, ____

                                              _________________________________
                                              Signature

Signature Guaranteed:

                                    NOTICE
                                    ------

          The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                    Exhibit B
                                                                    ---------
                            LONGVIEW FIBRE COMPANY
                         SUMMARY OF RIGHTS TO PURCHASE
                                 COMMON STOCK

         On January 26, 1999, the Board of Directors of Longview Fibre Company (the "Company") declared a dividend distribution of one common share purchase right (a "Right") for each outstanding share of common stock of the Company (the "Common Stock") to stockholders of record at the close of business on March 1, 1999 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one-tenth of one share of Common Stock, at a purchase price of $50 per share of Common Stock (the "Purchase Price," equivalent to $5 for each one-tenth of one share), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

         Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) the first date of public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 10% or more of such outstanding shares of Common Stock ("Offering Person") (the earlier of such dates being called the "Distribution Date").

         Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates,
(ii) new Common Stock certificates issued after March 1, 1999, will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

         The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on March 1, 2009 (the "Final Expiration Date"), unless earlier redeemed or exchanged by the Company as described below.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

         In the event that the Board of Directors determines that (i) at any time following the date of the Rights Agreement, any Person becomes an Acquiring Person (other than the Company, its affiliates or members of the Approved Group, as described in the Rights Agreement), or (ii) an Acquiring Person engages in various self-dealing transactions with the Company, each holder of a Right will thereafter have the right to receive, upon exercise, that number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price for each whole share of Common Stock issuable pursuant to the exercise of the Rights (a "Flip-In Event"). Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

         For example, at a Purchase Price of $50, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $100 worth of Common Stock (or other consideration, as noted above) for $50. Assuming that the Common Stock had a per share value of $25 at such time, the holder of each valid Right would be entitled to purchase four shares of Common Stock for $50.

         In the event that, at any time following the Stock Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) any Person shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger, or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of, in the situations discussed in (i) and (ii) of this paragraph, the surviving corporation, and, in the situation discussed in (iii) above, the Person or entity to which the majority of the assets are sold, having a value equal to two times the then current Purchase Price for each whole share of Common Stock issuable pursuant to the exercise of the Rights (a "Flip-Over Event").

         The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares will be issued. In lieu thereof of fractional shares equal to one-tenth of one share or less, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise. No Rights may be exercised that would entitle the holder thereof to any fractional share greater than one-tenth of a share unless concurrently therewith such purchaser purchases an additional fraction of a share which, where added to the number of shares to be received upon such exercise, equals an integral number of shares.

          The Purchase Price is payable by certified check, cashier's check, bank draft or money order or, if so provided by the Company, the Purchase Price following the occurrence of a Flip-In Event and until the first occurrence of a Flip-Over Event may be paid in Common Stock having an equivalent value.

         At any time after the acquisition by a Person or group of affiliated or associated Persons of beneficial ownership of 10% or more of the outstanding Common Stock and prior to the acquisition by such Person or group of more than 50% of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges) per Right (subject to adjustment).

           In general, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, at any time until ten business days following the Stock Acquisition Date. After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces his or her beneficial ownership to less than 10% of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company. Further, if the Board of Directors approves a merger, consolidation or sale of substantially all of the assets of the Company to a third party, the right of redemption shall be reinstated and the Board of Directors may, at its option, redeem the Rights. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. Although the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

         Subject to certain exceptions, the terms of the Rights Agreement, other than provisions relating to the principal economic terms of the Rights, may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

                     APPOINTMENT OF SUCCESSOR RIGHTS AGENT

         This Appointment of Successor Rights Agent (this "Agreement") is dated as of December 15, 2000, by and among Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.) ("Mellon"), LaSalle Bank National Association ("LaSalle"), and Longview Fibre Company (the "Company").

                                   RECITALS

         WHEREAS, Mellon is acting "Rights Agent," as that term is defined in that certain Rights Agreement dated as of March 1, 1999 (the "Rights Agreement"), for the Company;

         WHEREAS, pursuant to Section 21 of the Rights Agreement, this Agreement constitutes written notice by the Company to Mellon of its intent to discharge Mellon of its duties under the Rights Agreement and to appoint LaSalle as successor Rights Agent;

         WHEREAS, LaSalle has agreed to act as successor Rights Agent under the Rights Agreement;

         NOW, THEREFORE, the parties hereby agree as follows:

         1.1 Waiver of Notice. By virtue of its signature below, Mellon expressly waives any right it may have under Section 21 of the Rights Agreement to receive thirty (30) days written notice from the Company of Mellon's removal as Rights Agent.

         1.2 Representations and Warranties. Pursuant to Section 21 of the Rights Agreement, LaSalle represents and warrants that it is an association organized and doing business under the laws of the United States, is in good standing, has an office in a state of the United States, is subject to supervision by federal or a state authority and has a combined capital and surplus of at least $50,000,000.

         1.3 Acceptance of Appointment; No Further Action. LaSalle accepts the appointment by the Company as successor Rights Agent under the Rights Agreement. LaSalle, as successor Rights Agent, shall forthwith act as successor Rights Agent under the Rights Agreement without further act or deed and shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent.

         1.4 Transfer of Property. Mellon shall promptly deliver and transfer to LaSalle any property held by it under the Rights Agreement and shall execute and deliver any further assurance, conveyance, act or deed necessary for that purpose.

         1.5 Notice. Pursuant to Section 21 of the Rights Agreement, this Agreement shall constitute notice to Mellon, as predecessor Rights Agent, and LaSalle, as transfer agent, of the appointment of LaSalle as successor Rights Agent.

         1.6 Supplement to Rights Agreement. Pursuant to Section 28 of the Rights Agreement, this Agreement shall be deemed a supplement to the Rights Agreement and shall be incorporated as such into and made part of the Rights Agreement. The Company hereby certifies that this supplement is in compliance with the terms of Section 28 of the Rights Agreement.

         1.7 Successor. Pursuant to Section 29 of the Rights Agreement, all the covenants and provisions of the Rights Agreement by or for the benefit of the Rights Agent shall bind and inure to the benefit of LaSalle, as successor Rights Agent.

         1.8 Counterparts; Facsimile. This Agreement may be executed in several counterparts, and by the parties hereto on separate counterparts, each of which is an original but all of which together shall constitute one Agreement. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         1.9 Further Assurances. The parties shall cooperate fully with each other and take all further actions and execute all further documents as may from time to time be reasonably necessary to carry out the purposes of this Agreement and the Rights Agreement.

         1.10 Governing Law. This Agreement is being entered into in the State of Washington. This Agreement shall be governed by the internal laws (and not the conflict-of-laws rules) of the State of Washington; provided, however, that all provisions regarding the rights, duties and obligations of Mellon shall be governed by and construed in accordance with the laws of the State of New York applicable to the contracts made and to be performed entirely within such state.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                       LONGVIEW FIBRE COMPANY

                                       By /s/ L. J. Holbrook
                                       Title: Sr VP Finance

                                       MELLON INVESTOR SERVICES LLC

                                       By:_____________________________________
                                       Title___________________________________

                                       LASALLE BANK, NATIONAL
                                       ASSOCIATION


                                       By:_____________________________________
                                       Title___________________________________

         1.8 Counterparts; Facsimile. This Agreement may be executed in several counterparts, and by the parties hereto on separate counterparts, each of which is an original but all of which together shall constitute one Agreement. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         1.9 Further Assurances. The parties shall cooperate fully with each other and take all further actions and execute all further documents as may from time to time be reasonably necessary to carry out the purposes of this Agreement and the Rights Agreement.

         1.10 Governing Law. This Agreement is being entered into in the State of Washington. This Agreement shall be governed by the internal laws (and not the conflict-of-laws rules) of the State of Washington; provided, however, that all provisions regarding the rights, duties and obligations of Mellon shall be governed by and construed in accordance with the laws of the State of New York applicable to the contracts made and to be performed entirely within such state.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                       LONGVIEW FIBRE COMPANY

                                       By:_____________________________________
                                       Title___________________________________

                                       MELLON INVESTOR SERVICES LLC

                                       By:/s/ Asa Drew
                                          -------------------------------------
                                       Title            ASA DREW
                                            -----------------------------------
                                                   ASSISTANT VICE PRESIDENT

                                       LASALLE BANK, NATIONAL
                                       ASSOCIATION


                                       By:_____________________________________
                                       Title___________________________________

         1.8 Counterparts; Facsimile. This Agreement may be executed in several counterparts, and by the parties hereto on separate counterparts, each of which is an original but all of which together shall constitute one Agreement. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

         1.9 Further Assurances. The parties shall cooperate fully with each other and take all further actions and execute all further documents as may from time to time be reasonably necessary to carry out the purposes of this Agreement and the Rights Agreement.

         1.10 Governing Law. This Agreement is being entered into in the State of Washington. This Agreement shall be governed by the internal laws (and not the conflict-of-laws rules) of the State of Washington; provided, however, that all provisions regarding the rights, duties and obligations of Mellon shall be governed by and construed in accordance with the laws of the State of New York applicable to the contracts made and to be performed entirely within such state.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                       LONGVIEW FIBRE COMPANY

                                       By:_____________________________________
                                       Title___________________________________

                                       MELLON INVESTOR SERVICES LLC

                                       By:_____________________________________
                                       Title___________________________________

                                       LASALLE BANK, NATIONAL
                                       ASSOCIATION


                                       By: /s/ G. Malatia
                                         ------------------------------------
                                       Title    FIRST VICE PRESIDENT

                            LONGVIEW FIBRE COMPANY

                             Officer's Certificate

         The undersigned, Lisa J. Holbrook, the duly elected Senior Vice-President, Treasurer and Secretary of Longview Fibre Company, a Washington corporation (the "Company"), pursuant to Section 28 of that certain Rights Agreement dated as of March 1, 1999 by and between the Company and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.) (the "Agreement"), certifies on behalf of the Company to the best of her knowledge and belief that:

         1. The Appointment of Successor Rights Agent by and among the Company, Mellon Investor Services LLC and LaSalle Bank National Association dated as of December 15, 2000, complies with the terms of Section 28 of the Agreement.

         IN WITNESS WHEREOF, I have signed this Certificate as of December 15, 2000.



                                                /s/ L. J. Holbrook
                                                ------------------------------
                                                Lisa J. Holbrook
                                                Senior Vice President-Finance,
                                                Treasurer and Secretary

                     APPOINTMENT OF SUCCESSOR RIGHTS AGENT

                  This Appointment of Successor Rights Agent (this "Agreement") is dated as of June 20, 2005, by and among LaSalle Bank National Association ("LaSalle"), Wells Fargo Bank, N.A. ("Wells Fargo") and Longview Fibre Company (the "Company").

                                   RECITALS

                   WHEREAS, LaSalle is acting "Rights Agent," as that term is defined in that certain Rights Agreement dated as of March 1, 1999 (the "Rights Agreement"), for the Company;

                   WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company to appoint Wells Fargo as successor Rights Agent under the Rights Agreement;

                  WHEREAS, pursuant to Section 21 of the Rights Agreement, the Company provided to LaSalle, in a letter dated May 13, 2005, written notice of its intent to discharge LaSalle of its duties under the Rights Agreement and to appoint Wells Fargo as successor Rights Agent; and

                  WHEREAS, Wells Fargo has agreed to act as successor Rights Agent under the Rights Agreement;

                  NOW, THEREFORE, the parties hereby agree as follows:

1.1      Representations and Warranties.

         Pursuant to Section 21 of the Rights Agreement, Wells Fargo represents and warrants that it is an association organized and doing business under the laws of the United States, is in good standing, has an office in a state of the United States, is subject to supervision by federal or a state authority and has a combined capital and surplus of at least $50,000,000.

1.2      Acceptance of Appointment; No Further Action.

         Wells Fargo accepts the appointment by the Company as successor Rights Agent under the Rights Agreement. Wells Fargo, as successor Rights Agent, shall act as successor Rights Agent under the Rights Agreement without further act or deed and shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent.

1.3      Transfer of Property.

          LaSalle shall promptly deliver and transfer to Wells Fargo any property held by it under the Rights Agreement and shall execute and deliver any further assurance, conveyance, act or deed necessary for that purpose.

1.4      Supplement to Rights Agreement.

          Pursuant to Section 28 of the Rights Agreement, this Agreement shall be deemed a supplement to the Rights Agreement and shall be incorporated as such into and made part of the Rights Agreement. The Company hereby certifies that this supplement is in compliance with the terms of Section 28 of the Rights Agreement.

1.5      Successor.

          Pursuant to Section 29 of the Rights Agreement, all the covenants and provisions of the Rights Agreement by or for the benefit of the Rights Agent shall bind and inure to the benefit of Wells Fargo, as successor Rights Agent.

1.6      Notices.

          Any notices or demands to be given to Wells Fargo, as successor Rights Agent, pursuant to Section 27 of the Rights Agreement shall be given to the following addresses:

          Mailing Address:                     Street (or Courier) Address:
          Wells Fargo Bank, N.A.               Wells Fargo Bank, N.A.
          Shareowner Services                  Shareowner Services
          P.O. Box 64854                       161 North Concord Exchange
          St. Paul, MN 55164-0854              South St. Paul, MN 55075

1.7       Counterparts; Facsimile.

         This Agreement may be executed in several counterparts, and by the parties hereto on separate counterparts, each of which is an original but all of which together shall constitute one Agreement. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

1.8      Further Assurances.

         The parties shall cooperate fully with each other and take all further actions and execute all further documents as may from time to time be reasonably necessary to carry out the purposes of this Agreement and the Rights Agreement.

1.9      Governing Law.

         This Agreement shall be governed by, and construed, interpreted and enforced in accordance with the substantive law of the State of Washington, excluding any conflict-of-laws principles.

                 (Remainder of page intentionally left blank)

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.



                                            LONGVIEW FIBRE COMPANY

                                            By:/s/ L. J. McLaughlin
                                               --------------------------------
                                            Name: Lisa J. McLaughlin
                                            Title: Senior Vice President-Finance

                                            LASALLE BANK NATIONAL
                                            ASSOCIATION

                                            By: /s/ G. Malatia
                                               --------------------------------
                                            Name: GREGORY MALATIA
                                            Title: SENIOR VICE PRESIDENT




                                            WELLS FARGO BANK, N.A.

                                            By: /s/ Jenny Leno
                                               --------------------------------
                                            Name: Jenny Leno
                                            Title: Assistant Vice President